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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                February 16, 2000



                            FAMILY GOLF CENTERS, INC.

             ------------------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)

     Delaware                       0-25098                       11-3223246
 ----------------                ---------------                --------------
 (State or other                 (Commission File               (IRS Employer
  jurisdiction of                 Number)                        Identification
  incorporation)                                                 No.)

                              538 Broadhollow Road
                            Melville, New York 11747
                    ----------------------------------------
                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                            area code: (516) 694-1666



                    -----------------------------------------
                 (Former Address, if changed since last report)





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         Item 5.           Other Events.
                           ------------

      On February 16, 2000, a class action (the "Rombach Class Action") was commenced in the United States District Court for the Eastern District of New York by Myrna Rombach, on behalf of herself and all others similarly situated (collectively, the "Rombach Plaintiffs"), against Family Golf Centers, Inc. (the "Company"), Dominic Chang, the Company's Chief Executive Officer, Krishnan P. Thampi, the Company's President, Chief Operating Officer, and Treasurer, and Jeffrey C. Key, formerly, the Company's Chief Financial Officer (collectively with the Company, the "Rombach Defendants").

      On February 22, 2000, a class action (the "Schaffer Class Action") was commenced in the United States District Court for the Eastern District of New York by Jerrold Schaffer, on behalf of himself and all others similarly situated (collectively, the "Schaffer Plaintiffs"), against the Company, Mr. Chang and Mr. Thampi (collectively with the Company, the "Schaffer Defendants"). As used herein, the term "Defendants" refers to the respective defendants named in each of the Rombach Class Action and the Schaffer Class Action and the term "Individual Defendants" refers to Mr. Chang, Mr. Thampi and Mr. Key with respect to the Rombach Class Action and to Mr. Chang and Mr. Thampi with respect to the Schaffer Class Action.

      Both the Rombach Plaintiffs and the Schaffer Plaintiffs allege that the Defendants violated Section 10 of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder in that they (a) employed devices, schemes and artifices to defraud, (b) made material misrepresentations of fact and failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (c) engaged in acts, practices and a course of business that operated as a fraud or deceit upon the Rombach Plaintiffs and the Schaffer Plaintiffs, respectively, in connection with their purchases of the Company's common stock, par value $.01 per share, during the period from July 23, 1998 to August 12, 1999. In addition, the Rombach Plaintiffs and the Schaffer Plaintiffs allege that, by virtue of their positions as controlling persons of the Company, the Individual Defendants violated Section 20 of the Exchange Act. The Rombach Plaintiffs and the Schaffer Plaintiffs seek undisclosed damages (including, in the case of the Rombach Class Action, punitive damages) and reimbursement for their costs and expenses of litigation.

      The Company believes that the allegations lack merit and intends to vigorously contest both the Rombach Class Action and the Schaffer Class Action.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2000
                                    FAMILY GOLF CENTERS, INC.


                                    By: /s/ Pamela S. Charles
                                        ---------------------
                                        Pamela S. Charles,
                                        Vice President and Secretary


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